                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                   FORM 8-K/A-2


                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


                         Date Of Report: April 25, 1995


                           ALL-COMM MEDIA CORPORATION

             (Exact Name of Registrant as specified in its Charter)


                 Nevada                                     0-16730                           88-0085608
- ----------------------------------                 --------------------------        -------------------
         (State or other jurisdiction of           (Commission File No.)             (IRS Employer Identification
         corporation)                                                                         No.)




400 Corporate Pointe, Suite 780
Culver City, CA                                                                               90230
- ---------------                                                                               -----
(Address of Principal  Executive Offices)                                            (Zip Code)





Registrant's telephone number, including area code: 310-342-2800



          SPORTS-TECH, INC.
- ----------------------------------------
Former name, if changed from last report

Item 7(a) Financial Statements of Businesses Acquired

Included herein are the following reports and financial statements of Stephen Dunn & Associates, Inc.:

(i)      Auditor's Report, dated June 2,1995.

(ii)     Balance Sheets as of December 31, 1994 and 1993.

(iii)    Statements of Income for the years ended December 31, 1994, 1993 and
         1992.

(iv) Statements of Shareholder's Equity for the years ended December 31, 1994, 1993 and 1992.

(v) Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992.

(vi)     Notes to the Financial Statements.

(vii)    Balance Sheet as of March 31, 1995 ( Unaudited).

(viii) Statements of Operations for the Three Months ended March 31, 1995 and 1994 (Unaudited).

(ix) Statement of Shareholder's Equity for the Three Month period Ended March 31, 1995 (Unaudited)

(x) Statements of Cash Flows for the Three Months ended March 31, 1995 and 1994 (Unaudited).

(xi) Notes to the Unaudited Financial Statements for the Three Months ended March 31, 1995 and 1994.


Item 7(b) Unaudited Pro Forma Financial Information


On April 25, 1995, STI Merger Corporation ("Merger Sub"), a wholly owned subsidiary of Sports-Tech, Inc., (the "Company" or "SPORTS-TECH") was merged (the "Merger") with and into Alliance Media Corporation ("Alliance"). The Merger was effected pursuant to the terms of an Acquisition Agreement, dated as of February 7, 1995, as amended. Pursuant to the terms of the Acquisition Agreement, upon consummation of the Merger, the then current members of the Board of Directors of the Company resigned and a new Board was appointed, consisting of persons designated by Alliance. As a result of the Merger, Alliance became a wholly owned subsidiary of the Company and the former shareholders of Alliance received 4,000,000 shares of the Company's common stock valued at $2,745,000 constituting approximately 39.6% of the Company's common stock (on a fully diluted basis, taking into account shares issuable upon exercise of warrants delivered in payment of various fees incurred in connection with the Merger). These shares have registration rights commencing December 1, 1995.



The assets of Alliance acquired by the Company consisted primarily of: (i) all of the issued and outstanding stock of Stephen Dunn & Associates, Inc. ("SD&A") which Alliance had acquired effective April 25, 1995 pursuant to a Stock Purchase Agreement, dated as of January 31, 1995, between Alliance and Mr. Stephen Dunn (the "Dunn Agreement"); (ii) a five-year covenant not to compete with the former owner of SD&A; and (iii) the cash proceeds (net of certain payments, including the payment of $1.5 million required pursuant to the terms of the Dunn Agreement) of a private placement of equity securities by Alliance, which securities, upon consummation of the Merger, were converted into shares of the Company's common stock. Pursuant to the terms of the Dunn Agreement, the purchase price for SD&A was $1.5 million in cash plus $4.5 million in long term obligations, yielding prime rate (9.0% at April 24, 1995) to be paid over a four-year period. Additional contingent payments of up to $850,000 per year over the period ending June 30, 1998, may be required based on the achievement of defined results of operations of SD&A after its acquisition. At the Company's option, up to one half of the additional contingent payments may be made with restricted common shares of the Company. The seller can demand registration of shares received commencing in September, 1997. Alliance and SD&A entered into an operating covenants agreement, dated April 25, 1995, relating to the operation of SD&A whereby, for a limited period of time, Alliance has pledged the shares of SD&A to collateralize its obligations under that agreement to insure for continuing working capital of SD&A.



The assets of SD&A, upon its acquisition by Alliance (and simultaneously obtained by the Company upon consummation of the merger), consisted primarily of cash and cash equivalents, accounts receivable and furniture, fixtures and equipment.



The unaudited pro forma financial information presented in this section has been prepared to reflect the Unaudited Combined Balance Sheet and Unaudited Statements of Operations of SPORTS-TECH. Inc., Alliance Media Corporation and Stephen Dunn & Associates, Inc. as if they had been one entity for the nine months ended March 31, 1995 and the twelve months ended June 30, 1994.



The information contained in these unaudited combined financial statements include pro forma adjustments to reflect the net proceeds from the sale of common stock by Alliance, the acquisition of SDA by Alliance and the acquisition, by merger, of Alliance by SPORTS-TECH.


In accordance with generally accepted accounting principles, the merger will be accounted for as a purchase of Alliance. Consequently, the purchase price, including the fair value of the shares issued in connection with the merger, obligations assumed and merger costs, will be allocated to the assets and rights acquired, based upon their respective fair values. Such allocation will be based upon evaluations which are still in process. For purposes of the accompanying unaudited pro forma financial statements, the pro forma adjustments have been reflected on an estimated basis using preliminary information available. No assurance can be given that the pro forma adjustments will not differ materially from the amounts ultimately determined.

The unaudited pro forma combined financial statements should be read in conjunction with the respective historical consolidated financial statements and related notes of SPORTS-TECH, which have been previously filed with the Commission, and the financial statements and related notes of SDA, which are included herein.

The revenues and results of operations of the acquired businesses included in the summary are not considered by management to be indicative of the anticipated results of the business for periods subsequent to the acquisitions by

      SPORTS-TECH, nor are they considered to be indicative of the results of operations which might have been attained for the periods presented.




Item 7(c) Exhibits

        1. Acquisition Agreement dated as of February 7, 1995 between Sports-Tech, Inc., STI Merger Corporation and Alliance Media Corporation.*

        2.  Amendment No. 1 to Acquisition Agreement, dated April 21, 1995.**

        3. Merger Agreement, dated as of April 21, 1995, between STI Merger Corporation and Alliance Media Corporation.**

        4. Stock Purchase Agreement, dated as of January 31, 1995, between Alliance Media Corporation and Mr. Stephen Dunn.**

        5. Operating Covenants Agreement, dated April 25, 1995, between Alliance Media Corporation and Mr. Stephen Dunn.**

        6. Pledge Agreement, dated as of April 25, 1995 between Alliance Media Corporation and Mr. Stephen Dunn.**

         * Incorporated herein by reference to Form 8-K Current Report of Sports-Tech, Inc. dated February 7, 1995.

        ** Incorporated herein by reference to Form 8-K Current Report of Sports-Tech, Inc. dated April 25, 1995.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereto duly authorized.


                               ALL-COMM MEDICA CORPORATION, formerly

                               SPORTS-TECH, INC.




Date: July 24, 1996            By: /s/ Barry Peters
                                   ---------------------------------------------
                               Name:  Barry Peters
                               Title: Chairman and Chief Executive Officer

                        STEPHEN DUNN & ASSOCIATES, INC.

                                   __________



                     REPORT ON AUDITED FINANCIAL STATEMENTS


                        As Of December 31, 1994 And 1993
              For The Years Ended December 31, 1994, 1993 And 1992
                                   __________

                       REPORT OF INDEPENDENT ACCOUNTANTS

                                   __________





To the Shareholder
Stephen Dunn & Associates, Inc.


We have audited the balance sheets of Stephen Dunn & Associates, Inc. as of December 31, 1994 and 1993, and the related statements of income, shareholder's equity and cash flows for the three years ended December 31, 1994, 1993 and 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stephen Dunn & Associates, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years ended December 31, 1994, 1993 and 1992 in conformity with generally accepted accounting principles.



/s/  COOPERS & LYBRAND LLP

Los Angeles, California
June 2, 1995

                        STEPHEN DUNN & ASSOCIATES, INC.


                                 BALANCE SHEETS
                        As Of December 31, 1994 And 1993

                                   __________




                                                                                1994              1993
                                                                                ----              ----
                                   A S S E T S:
Current assets:
   Cash                                                                        $164,910         $137,204
   Accounts receivable, less allowance for doubtful accounts of $8,000
      and $6,000 in 1994 and 1993, respectively                               1,473,712        1,095,493
   Prepaid expenses and other current assets
                                                                                 58,818           27,079
                                                                              ---------        ---------
                 Total current assets                                         1,697,440        1,259,776

Property and equipment - at cost, less accumulated depreciation of
   $702,842 and $536,171 in 1994 and 1993, respectively - Note 2                352,309          434,536
Deposits                                                                         23,452           23,452
                                                                              ---------        ---------
                 Total assets                                                $2,073,201       $1,717,764
                                                                              =========        =========



                     LIABILITIES AND SHAREHOLDER'S EQUITY:

Current liabilities:
   Accounts payable                                                            $195,203          $80,463
   Accrued wages and payroll taxes                                              262,586          189,103
   Accrued expenses and other current liabilities                                70,956           64,927
   Loan payable, shareholder - Note 3                                               -            293,626
   Current portion of long-term debt - Note 5                                    78,353           78,353
   Income taxes payable                                                          55,270            1,065
   Deferred income taxes - Note 8                                                30,600           26,900
                                                                               --------          -------
                 Total current liabilities                                      692,968          734,437
                                                                               --------          -------

Long-term liabilities:
   Long-term debt, less current portion - Note 5                                 10,517           88,870
   Deferred income taxes - Note 8                                                     -            1,400
   Other taxes and licenses - Note 6
                                                                                 72,000           76,300
                                                                               --------          -------
                 Total long-term liabilities                                     82,517          166,570
                                                                               --------          -------

Commitments and contingencies - Notes 6 and 7

Shareholder's equity:
   Common stock:
       Authorized - 1,000 shares of no par common stock;
        issued and outstanding - 400 shares                                        400               400
   Loan receivable, shareholder                                               (167,523)               -
   Retained earnings                                                         1,464,839           816,357
                                                                             ---------           -------
                 Total shareholder's equity                                  1,297,716           816,757
                                                                             ---------           -------
                 Total liabilities and shareholder's equity                 $2,073,201        $1,717,764
                                                                             =========         =========





The accompanying notes are an integral part of these financial statements.

                        STEPHEN DUNN & ASSOCIATES, INC.


                              STATEMENTS OF INCOME
              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________




                                                               1994            1993             1992
                                                               ----            ----             ----
Net sales                                                  $13,595,763      $11,338,654      $11,251,180
Cost of sales                                                9,448,130        7,926,589        7,654,771
                                                           -----------      -----------      -----------
                 Gross profit                                4,147,633        3,412,065        3,596,409


Operating expenses
                                                             3,421,376        3,037,142        3,695,880
                                                           -----------      -----------      -----------



                 Income (loss) from operations                 726,257          374,923          (99,471)
                                                           -----------      -----------      -----------


Other income (expense):
    Interest income                                              7,485           15,553           11,499

    Interest expense                                           (36,855)         (50,640)         (58,556)
                                                              --------         --------        ---------


                 Total other expense                           (29,370)         (35,087)         (47,057)
                                                              --------         --------        ---------


                 Income (loss) before income taxes
                   and cumulative effect                       696,887          339,836         (146,528)


Provision for income tax expense                                48,405           20,376            5,596
                                                              --------         --------        ---------


                 Income (loss) before cumulative effect        648,482          319,460         (152,124)


Cumulative effect adjustment, for the change in income
    tax accounting - Note 8                                       -             (16,900)             -
                                                              --------         --------        ---------

                 Net income (loss)                            $648,482         $302,560        ($152,124)
                                                              ========         ========        =========

Pro forma data (Note 10, unaudited):

Historical income before income taxes                         $696,887         $339,836        $(146,528)

Pro forma provision (benefit) for income taxes                 278,754          135,934          (57,146)
                                                              --------         --------        ---------

Proforma income (loss) before cumulative effect                418,133          203,902          (89,382)

Cumulative effect adjustment, for the change in
    income tax accounting                                                       (16,900)
                                                              --------         --------        ---------

Proforma net income (loss)                                    $418,133         $187,002        $ (89,382)
                                                              ========         ========        =========






The accompanying notes are an integral part of these financial statements.

                        STEPHEN DUNN & ASSOCIATES, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY
              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________




                                                 Common            Loans To              Retained
                                                  Stock           Shareholder            Earnings           Total
                                                ---------         -----------            --------          -------
Balance, January 1, 1992                           $400                                  $665,921          $666,321

   Net loss                                          -                                   (152,124)         (152,124)
                                                   ----                                  --------          --------

Balance, December 31, 1992                          400                                   513,797           514,197

   Net income                                        -                                    302,560           302,560
                                                   ----                                  --------          --------

Balance, December 31, 1993                          400                                   816,357           816,757

   Net income                                        -                                    648,482           648,482

   Loans to shareholder                              -            ($167,523)                               (167,523)
                                                   ----           ---------              --------          --------

Balance, December 31, 1994                         $400           ($167,523)           $1,464,839        $1,297,716
                                                   ====           =========            ==========        ==========





The accompanying notes are an integral part of these financial statements.

                        STEPHEN DUNN & ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS
              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________




                                                                 1994             1993            1992
                                                                --------        --------         -------
Cash flows from operating activities:
   Net income (loss)                                             $648,482        $302,560       ($152,124)
   Adjustments to reconcile net income (loss) to
      net cash provided by (used in) operating activities:
      Depreciation                                                166,671         153,438         148,825
      Provision for doubtful accounts                               2,000                -         (6,000)
      (Increase) decrease in:
         Accounts receivable                                     (380,219)       (128,204)         39,947
         Prepaid expense and other current assets                 (31,739)        (15,430)         56,226
      Increase (decrease) in:
         Accounts payable                                         114,740         (72,112)         32,116
         Accrued wages and payroll taxes                           73,483        (596,201)        581,609
         Accrued expenses and other current liabilities             6,029          (6,228)         48,498
         Income taxes payable                                      54,205          (4,135)          3,565
         Deferred income taxes                                      2,300          28,300               -
         Other taxes and licenses                                  (4,300)         23,700          27,100
                                                                    -----          ------          ------
                 Net cash provided by (used in)
                     operating activities                         651,652        (314,312)        779,762
                                                                  -------         -------         -------
Cash flows from investing activities:
   Purchase of equipment                                          (84,444)        (37,449)        (82,589)
   Loans to shareholder                                          (167,523)
                                                                   ------          ------          ------
                 Net cash used in investing activities           (251,967)        (37,449)        (82,589)
                                                                   ------          ------          ------
Cash flows from financing activities:
   Payments to shareholder                                       (293,626)       (493,577)       (318,681)

   Loans from shareholder                                                         306,055         403,238

   Repayment of notes payable                                     (78,353)        (70,493)        (78,601)

   Repayment of bank credit line borrowings                             -               -        (200,000)
                                                                   ------          ------         -------
                 Net cash used in financing activities           (371,979)       (258,015)       (194,044)
                                                                  -------         -------         -------
                 Net increase (decrease) in cash                   27,706        (609,776)        503,129

Cash at beginning of year                                         137,204         746,980         243,851
                                                                  -------         -------         -------
Cash at end of year                                              $164,910        $137,204        $746,980
                                                                  =======         =======         =======


Supplemental disclosures of cash flow information:
   Cash paid during the year for:

      Interest                                                    $37,050         $47,650         $50,357
      Income taxes                                                  4,065           6,629           2,031



The accompanying notes are an integral part of these financial statements.

                        STEPHEN DUNN & ASSOCIATES, INC.


                         NOTES TO FINANCIAL STATEMENTS
                        As Of December 31, 1994 And 1993
              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________




1.       Significant Accounting Policies:

         The Company provides telemarketing and other services related to fund-raising campaigns for non-profit entities located throughout the United States.

         Recognition Of Revenue:

         Revenues from on-site campaigns are earned when pledged cash is received. Revenues from off-site campaigns are earned when the Company's services have been provided.

         Property And Depreciation:

         Property and equipment are reported at cost. Expenditures which improve or extend the life of the asset are capitalized, while maintenance and repairs which do not appreciably extend the useful lives of the related assets are charged to expense as incurred.

         Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

         Income Taxes:

         The Company has elected to be taxed under the provision of Subchapter S of the Internal Revenue Code and as a result the Company's federal taxable income or loss and tax credits are passed through to the individual shareholder. However, the Company does have a liability for income taxes on its net income in prior years to the extent of the built-in gain which existed at the time of the S Corporation election
         -  see Note 6.

         Some states either do not recognize the Company's "S" Corporation status or require income taxes at a reduced rate. The income tax provision relates to income taxes due on taxable income for those states plus deferred taxes related primarily to the differences that exist between the financial statement and the tax bases of the assets and liabilities. These differences are primarily a result of differences in depreciation methods and the use of the cash basis of accounting for tax reporting.

         Cash And Cash Equivalents:

         For purposes of the Statements of Cash Flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.





Continued

                        STEPHEN DUNN & ASSOCIATES, INC.

                        As Of December 31, 1994 And 1993

              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________


2.       Property And Equipment:

         Property and equipment consist of the following:

                                                                    1994                 1993
                                                                  --------             --------
        Office furniture and equipment                            $805,383             $766,358
        Automobile                                                  26,581               26,581
        Leasehold improvements                                     223,187              177,768
                                                                   -------              -------
                                                                 1,055,151              970,707

        Less, Accumulated depreciation                            (702,842)            (536,171)
                                                                  --------              -------


                                                                  $352,309             $434,536
                                                                   =======              =======

         Depreciation expense for the years ended December 31, 1994, 1993 and 1992 was $166,671, $153,438 and $148,825, respectively.


3.       Related Party:

         The Company was indebted to its sole shareholder in the amount of $293,626 as of December 31, 1993. Interest was payable at 10%. This amount was repaid in 1994. The debt at December 31, 1993 included unpaid interest of $331. Interest expense for the years ended December 31, 1994, 1993 and 1992 was $9,799, $30,808 and $27,632,
         respectively.

         The Company advanced funds to its sole shareholder in the amount of $166,179 as of December 31, 1994. The advance accrues interest at 10% per annum, does not have a specified maturity date, and is reflected as a reduction in Shareholder's Equity. At December 31, 1994 the advance included unpaid interest of $1,344. Interest income for the year ended December 31, 1994 was $1,344.





Continued

                        STEPHEN DUNN & ASSOCIATES, INC.

                        As Of December 31, 1994 And 1993
              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________



3.       Related Party, Continued:

         The Company leases its corporate business premises in Venice, California from its sole shareholder requiring monthly rental payments of $9,905 through January 1994 and $11,805 until the lease term expires on January 1, 1999, with an option for renewal at such time. The Company incurs all costs of insurance, maintenance and utilities. Total rent paid by the Company to its sole shareholder for the years ended December 31, 1994, 1993 and 1992 was $139,754, $118,854 and
         $118,854, respectively. Future minimum rental payments for this lease are as follows:

               1995                              $141,654
               1996                               141,654
               1997                               141,654
               1998                               141,654
                                                  -------
                                                 $566,616
                                                  =======


4.       Concentrations Of Credit Risk:

         The Company maintains cash deposits with primarily one financial institution amounting to $254,051 and $222,837, respectively, at December 31, 1994 and 1993. These deposits are insured for up to $100,000 by the U.S. Federal Deposit Insurance Corporation.

         Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across many different geographical regions within the United States. At December 31, 1994, the Company had no significant concentrations of credit risk.


5.       Long-Term Debt:

         During the year ended December31, 1993, the Company refinanced two loans into a single bank loan. The bank note payable requires monthly principal payments of $6,529 plus interest based on the bank's prime rate of interest (8.5% and 6.0% at December 31, 1994 and 1993, respectively) plus 1.75%. The note matures on January 15, 1996. The note is collateralized by substantially all of the Company's assets and is guaranteed by the shareholder. The debt to shareholder is subordinate to the bank debt. The bank loan contains financial covenants including current ratio and working capital, debt/net worth, capital expenditure limits and cash flows.





Continued

                        STEPHEN DUNN & ASSOCIATES, INC.

                        As Of December 31, 1994 And 1993
              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________



5.       Long-Term Debt, Continued:

         Maturity of the bank note payable is as follows:

                   Year Ended
                   December 31,
                   ------------
                1995                                    $78,353
                1996                                     10,517
                                                         ------
                                                         88,870
                Less current maturities                  78,353
                                                         ------
                                                        $10,517
                                                         ======

         The Company also has available an unsecured $350,000 line of credit at December 31, 1994 and 1993. There were no borrowings from the line at December 31, 1994 and 1993.

         Total interest incurred during the years ended December 31, 1994, 1993 and 1992 on bank borrowings was $17,089, $16,611 and $24,279, respectively.

6.       Commitments And Contingencies:

         Effective October 1, 1990, the Company elected to be taxed as an S Corporation. As a result, the Company is required to pay taxes on the built-in gain which existed when the Company converted from a C Corporation to an S Corporation. The Company estimates that the minimum tax on the built-in gain was $25,500. The actual liability may be higher if goodwill for tax purposes is determined to have existed at October 1, 1990. A provision for the minimum expected liability has been made. Interest and penalties of $15,045 and $12,500 have been estimated and recorded at December 31, 1994 and 1993, respectively. Subsequent to December 31, 1994, the Company will be taxed as a C Corporation - see Note 9.





Continued

                        STEPHEN DUNN & ASSOCIATES, INC.


                                    NOTES TO
                        FINANCIAL STATEMENTS, Continued
                        As Of December 31, 1994 And 1993
              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________


7.       Lease Commitments:

         In addition to leasing corporate office space (Note 3), the Company leases office space in Berkeley, California, requiring monthly rental payments of $9,135. The lease term expired on October 22, 1994 and was extended to January 31, 1996 at $9,610 per month. There are no further options to renew this lease. Total rent paid by the Company for this location for the years ended December 31, 1994, 1993 and 1992 was $110,570, $109,575 and $109,519, respectively. Future minimum rental payments for this lease are as follows:

                 1995                         $115,320
                 1996                            9,610
                                              --------
                                              $124,930
                                              ========

         The Company also leases office space in New York, requiring monthly rental payments of $550. Total rent paid by the Company for this location for the years ended December 31, 1994, 1993 and 1992 was $6,600, $6,006, and $5,800, respectively.

8.       Income Taxes:

         Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The cumulative effect of the change in accounting principle is included in determining net income for 1993. The financial statements for prior years have not been restated.

         As of December 31, 1994 and 1993, deferred state tax liabilities recognized for taxable temporary differences totalled $30,600 and $39,800, respectively. Deferred state tax assets recognized for deductible temporary differences and capital loss carryforwards as of December 31, 1993 totalled $11,500, net of a valuation allowance of $2,100; there were no deferred state tax assets or valuation allowances recognized as of December 31, 1994.





Continued

                        STEPHEN DUNN & ASSOCIATES, INC.


                                    NOTES TO
                        FINANCIAL STATEMENTS, Continued
                        As Of December 31, 1994 And 1993
              For The Years Ended December 31, 1994, 1993 And 1992

                                   __________


8.       Income Taxes, Continued:

         The provision for state income taxes consists of the following components:

                                                                           December 31,
                                                               ------------------------------------
                                                                1994           1993          1992
                                                                ----           ----          ----
         Current taxes                                                                       $5,596
                                                               $46,105         $8,976
         Deferred taxes                                          2,300         11,400             -
                                                               -------         ------        ------

                                                               $48,405        $20,376        $5,596
                                                               =======        =======        ======


         The Company has a capital loss carryforward of $10,000 available for offset against future capital gains.


9.       Subsequent Events:

         On April 25, 1995, all of the outstanding common stock of the Company was acquired by Alliance Media Corporation and subsequently by Sports-Tech, Inc. upon consummation of the merger between STI Merger Corporation, a wholly owned subsidiary of Sports-Tech, Inc. and Alliance Media Corporation. The Company has consequently changed its fiscal year-end from December 31 to June 30, and as a result of the acquisition the Company will be taxed as a C Corporation.



10.      Pro Forma Data (Unaudited):

         The pro forma financial information is provided to show the significant effects on the historical financial information had the Company operated as a consolidated C corporation. Historically, the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, and comparable provisions of state income tax laws.

                        STEPHEN DUNN & ASSOCIATES, INC.
                          INTERIM FINANCIAL STATEMENTS
              AS OF MARCH 31, 1995 AND FOR THE THREE MONTHS ENDED
                            MARCH 31, 1995 AND 1994

                       STEPHEN DUNN & ASSOCIATES, INC.
                                BALANCE SHEET
                                March 31, 1995
                                 (Unaudited)


                                   ASSETS:




Current assets:
  Cash                                                                                   $  445,897
  Accounts receivable, less allowance for doubtful accounts of $6,000                     1,578,099
  Prepaid expenses and other current assets                                                  70,636
                                                                                         ----------
      Total current assets                                                                2,094,632

  Property and equipment - at cost, less accumulated depreciation of $744,504               317,958
  Deposits                                                                                   23,452
                                                                                         ----------
      Total assets                                                                       $2,436,042
                                                                                         ==========

                         LIABILITIES & SHAREHOLDER'S EQUITY:

Current liabilities:
  Accounts payable                                                                       $   30,745
  Accrued wages and payroll taxes                                                           628,413
  Accrued expenses and other current liabilities                                            165,508
  Current portion of long-term debt                                                          78,353
  Income taxes payable                                                                       55,270
  Deferred income taxes                                                                      30,600
                                                                                         ----------
      Total current liabilities                                                             988,889

Long-term liabilities:
  Long-term debt, less current portion                                                       90,929
  Other taxes and licenses                                                                   72,000
                                                                                         ----------
      Total liabilities                                                                   1,151,818

Commitments and contingencies

Shareholder's equity:
  Common stock:
  Authorized - 1,000 shares of no par common stock;
    issued and outstanding - 400 shares                                                         400
  Retained earnings                                                                       1,450,003
  Loan receivable, shareholder                                                             (166,179)
                                                                                         ----------
      Total shareholder's equity                                                          1,284,224
                                                                                         ----------
      Total liabilities and shareholder's equity                                         $2,436,042
                                                                                         ==========



  The accompanying notes are an integral part of these financial statements.

                       STEPHEN DUNN & ASSOCIATES, INC.

                           STATEMENTS OF OPERATIONS

              For the Three Months Ended March 31, 1995 and 1994
                                 (Unaudited)



                                                      1995            1994
                                                   ----------      ----------
Net sales                                          $3,551,095      $2,857,471
Cost of sales                                       2,588,125       2,143,347
                                                   ----------      ----------

      Gross Profit                                    962,970         714,124

Operating expenses                                    975,642         772,680
                                                   ----------      ----------

      (Loss) from operations                          (12,672)        (58,556)

Interest expense                                        2,164           4,743
                                                   ----------      ----------


      Loss before income taxes                        (14,836)        (63,299)

Provision for income tax expense                            -               -
                                                   ----------      ----------

      Net loss                                     $  (14,836)     $  (63,299)
                                                   ==========      ==========

Pro forma data (Note 3):

Historical net loss before income taxes            $  (14,836)     $  (63,299)

Pro forma benefit for income taxes                     (5,786)        (24,686)
                                                   ----------      ----------

Pro forma net loss                                 $   (9,050)     $  (38,613)
                                                   ==========      ==========




  The accompanying notes are an integral part of these financial statements.

                       STEPHEN DUNN & ASSOCIATES, INC.
                       STATEMENT OF SHAREHOLDER'S EQUITY
                For The Three Month Period Ended March 31, 1995
                                 (Unaudited)




                                   Common            Retained           Loans to
                                   Stock             Earnings          Shareholder             Total
                                  -------           ----------         -----------           ----------
Balance, December 31, 1994         $400             $1,464,839          $(167,523)           $1,297,716

Net loss                                               (14,836)                                 (14,836)

Payments by shareholder                                                     1,344                 1,344
                                   ----             ----------          ---------            ----------
Balance, March 31, 1995            $400             $1,450,003          $(166,179)           $1,284,224
                                   ====             ==========          =========            ==========

The accompanying notes are an integral part of these financial statements.

                       STEPHEN DUNN & ASSOCIATES, INC.

                           STATEMENTS OF CASH FLOWS
          For The Three Month Periods Ended March 31, 1995 and 1994
                                 (Unaudited)



                                                           1995          1944
                                                         ---------     --------
Cash flows from operating activities:
  Net loss                                               $ (14,836)    $(63,299)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation                                            41,952       41,668
    (Increase) decrease in:
      Accounts receivable                                 (104,387)     (77,905)
      Prepaid expenses and other current assets            (11,818)       2,921
    Increase (decrease) in:
      Accounts payable                                    (164,458)        (488)
      Accrued wages and payroll taxes                      365,827      404,397
      Accrued expenses and other current liabilities        94,552       35,649
                                                         ---------     --------
        Net cash provided by operating activities          206,832      342,943

Cash flows from investing activities:
  Purchase of equipment                                     (7,601)     (57,404)
  Payments by shareholder                                    1,344
                                                         ---------     --------
        Net cash used in investing activities               (6,257)     (57,404)

Cash flows from financing activities:
  Loans to shareholder                                                   (5,725)
  Borrowings on bank line of credit                        100,000      350,000
  Payments on bank line of credit                          (19,588)     (19,588)
                                                         ---------     --------
        Net cash provided by financing activities           80,412      324,687
                                                         ---------     --------

Net increase in cash                                       280,987      610,226

Cash at beginning of peroid                                164,910      137,204
                                                         ---------     --------
Cash at end of period                                    $ 445,897     $747,430
                                                         =========     ========




  The accompanying notes are an integral part of these financial statements.

                        STEPHEN DUNN & ASSOCIATES. INC.
                     NOTES TO INTERIM FINANCIAL STATEMENTS
               For The Three Months Ended March 31, 1995 and 1994
                                  (Unaudited)




         1. General

            The interim financial statements included herein were prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures are adequate to make the information presented not misleading. The interim financial statements reflect all adjustments that are, in the opinion of management, necessary for the fair presentation of the results for the interim periods presented. All adjustments are of a recurring nature. These interim financial statements should be read in conjunction with the financial statements as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994 and notes thereto also included in the Report on Form 8-K/A-1.

         2. Subsequent Event

            On April 25, 1995, all the outstanding common stock of the Company was acquired by Alliance Media Corporation and subsequently by SPORTS-TECH, Inc. upon consummation of the merger between STI Merger Corporation, a wholly-owned subsidiary of SPORTS-TECH, Inc. and Alliance Media Corporation. The Company has consequently changed its fiscal year end from December 31 to June 30 and a result of the acquisition of the Company will be taxed as a C corporation.



         3. Pro Forma Data

            The pro forma financial information is provided to show the significant effects on the historical financial information had the Company operated as a consolidated C corporation. Historically, the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, and comparable provisions of state income tax laws.

 SPORTS-TECH, Inc., Alliance Media Corporation and Stephen Dunn & Associates,
                                     Inc.
      Pro Forma Condensed Combined Balance Sheet as of March 31, 1995 and
           Pro Forma Condensed Combined Statements of Operations For
                  The Nine Months Ended March 31, 1995 And The
                       Twelve Months Ended June 30, 1994
                                  (Unaudited)

                              SPORTS-TECH, INC.,
        ALLIANCE MEDIA CORPORATION AND STEPHEN DUNN & ASSOCIATES, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                March 31, 1995



                                                   HISTORICAL                            PRO FORMA
                                     -------------------------------------    --------------------------------
                                                  Alliance    Stephen Dunn
                                     Sports-Tech   Media      & Associates,      Pro Forma
                                         Inc.      Corp.          Inc.          Adjustments         Combined
                                     ----------   -------     -----------     --------------       -----------
ASSETS

Current assets:
  Cash and cash equivalents          $1,163,005   $ 14,174    $  445,897      $ 1,507,250 (1)       $1,630,326
                                                                               (1,500,000)(2)
  Accounts receivable                     6,940      5,547     1,578,099                             1,590,586
  Other current assets                    8,278                   70,636                                78,914
                                     ----------   --------    ----------      -----------           ----------
    Total current assets              1,178,223     19,721     2,094,632            7,250            3,299,826

Property and equipment:
  Office furnishing and equipment       215,316                  839,275                             1,054,591
  Leasehold improvements                 72,352                  223,187                               295,539

  Accumulated depreciation             (219,147)                (744,504)                             (963,651)

Investment in subsidiaries
Investment in land                      756,125                                                        756,125
Cost in excess of net assets                                                    5,180,140 (2)        7,111,090
                                                                                1,930,950 (3)
Other assets                              6,444    221,469        23,452         (180,140)(2)           29,913
                                                                                  (41,312)(1)
                                     ----------   --------    ----------       ----------          -----------
Total Assets                         $2,009,313   $241,190    $2,436,042       $6,896,888          $11,583,433
                                     ==========   ========    ==========       ==========          ===========


LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable to bank                                        $   78,353                           $    78,353
  Note payable other                    $90,000                                                         90,000
  Trade accounts payable                  5,844   $236,469        30,745       $  100,690 (1)          698,029
                                                                                  324,281 (3)
  Accrued expenses                      161,152     61,638       865,921           70,000 (1)        1,158,711
  Income taxes payable                                            55,270                                55,270
  Payable to former owner                                                       1,784,224 (2)        1,784,224
                                     ----------   --------    ----------       ----------          -----------
    Total current liabilities           256,996    298,107     1,030,289        2,279,195            3,864,587

Payable to former owner                                                         3,000,000 (2)        3,000,000
Note payable to bank                                              90,929                                90,929
Deferred income taxes                                             30,600                                30,600
                                     ----------   --------    ----------       ----------          -----------
    Total liabilities                   256,996    298,107     1,151,818        5,279,195            6,986,116

Stockholders' Equity:

Common stock                             59,123      1,800           400            2,200 (1)          101,623
                                                                                     (400)(2)
                                                                                   41,000 (3)
                                                                                   (2,500)(3)
Additional paid-in capital            6,053,475     34,747                      1,293,048 (1)        8,855,975
                                                                                2,704,000 (3)
                                                                               (1,327,795)(3)
                                                                                   98,500 (3)
Loan receivable, shareholder                                    (166,179)         166,179 (2)
Retained Earnings (Accumulated
  deficit)                           (4,224,812)   (93,464)    1,450,003       (1,450,003)(2)       (4,224,812)
                                                                                   93,464 (3)
Treasury stock                         (135,469)                                                      (135,469)
                                     ----------   --------    ----------       ----------          -----------
  Total stockholders' equity          1,752,317    (56,917)    1,284,224        1,617,693            4,597,317
                                     ----------   --------    ----------       ----------          -----------
Total Liabilities and Stockholders'
  Equity                             $2,009,313   $241,190    $2,436,042       $6,896,888          $11,583,433
                                     ==========   ========    ==========       ==========          ===========



See accompanying notes to unaudited pro forma condensed combined balance sheet.

 SPORTS-TECH, Inc., Alliance Media Corporation and Stephen Dunn & Associates,
                                     Inc.
                     Notes To Unaudited Pro Forma Condensed
                             Combined Balance Sheet







         The unaudited pro forma condensed combined balance sheet presents the historical balance sheets and pro forma adjustments had the capitalization of Alliance Media Corporation ("Alliance"), the acquisition of Stephen Dunn & Associates, Inc. ("SDA") and the merger of Alliance and SPORTS-TECH, Inc. ("SPORTS-TECH") taken place as of March 31, 1995. The pro forma purchase accounting adjustments are summarized as follows:



         1. Represents the $1,507,250 cash proceeds of the private placement of 22,000 shares at $68.51 per share of $.10 par value common stock of Alliance, and recognition of costs of the private placement totaling $212,002 ($100,690 in accounts payable, $70,000 in accrued liabilities and $41,312 of issuance costs).



         2. Represents the purchase of SD&A for $6,464,364 ($1,500,000 cash payment, $5,000,000 in 9% notes payable, deferred additional cash payment of $284,224) and acquisition costs of $180,140, $5,180,140 excess of the purchase price over the fair value of the net assets acquired of $1,284,000 and elimination of SD&A equity accounts. The historical net book value of SD&A net assets acquired approximated fair value.




         3. Represents the issuance of 4,100,000 shares valued at $.67 per share of $.01 par value common stock of SPORTS-TECH, recognition of merger related costs payable of $324,281 (legal costs of $124,281 and finders fees of $200,000), issuance of 150,000 shares valued at $.67 per share of $.01 par value common stock of SPORTS-TECH for transaction related commissions, elimination of Alliance equity accounts and $1,930,950 excess of the purchase price over the fair value of the net assets acquired of $1,238,331. The historical net book value of Alliance net assets acquired approximated fair value.

                              SPORTS-TECH, Inc.,
        Alliance Media Corporation and Stephen Dunn & Associates, Inc.
       Unaudited Pro Forma Condensed Combined Statements of Operations
                   For The Nine Months Ended March 31, 1995




                                                            Historical                           Pro Forma
                                              ---------------------------------------   ----------------------------
                                                             Alliance    Stephen Dunn
                                              SPORTS-TECH,     Media     & Associates
                                                  Inc.      Corporation      Inc.       Adjustments       Combined
                                              ------------  -----------  ------------   -----------       --------
Net sales                                                                 $10,148,696                    $10,148,696

Costs and expenses:
  Cost of sales                                                             7,176,173                      7,176,173
  Selling, general and
    administrative                             $  734,515     $93,464       2,667,769    $(156,796)(1)     3,338,952
  Depreciation and amortization                    31,456                     104,169      270,647 (2)       406,272
                                               ----------    --------     -----------    ---------       -----------
      Total costs and expenses                    765,971      93,464       9,948,111      113,851        10,921,397

Income (loss) from operations                    (765,971)    (93,464)        200,585     (113,851)         (772,701)

Other income (expense):
  Interest income                                  10,490                       7,485                         17,975
  Interest expense                                (18,276)                    (27,283)    (278,438)(3)      (323,997)
  Gains from sales of securities                1,339,073                                                  1,339,073
  Other, net                                          318                       1,590                          1,908
                                               ----------    --------     -----------    ---------       -----------
      Total other income (expense)              1,331,605         -           (18,208)    (278,438)        1,034,959

Income (loss) from continuing operations before
  discontinued operations and income taxes        565,634     (93,464)        182,377     (392,289)          262,258

Provision for income tax expense                      -           -            24,202       18,007 (4)        42,209
                                               ----------    --------     -----------    ---------       -----------
Income (loss) from continuing operations
  before discontinued operations               $  565,634    ($93,464)    $   158,175    $(410,296)      $   220,049
                                               ==========    ========     ===========    =========       ===========
Primary and fully diluted income per share:
  From continuing operations                        $0.10                                                      $0.02
                                                    -----                                                      -----
Weighted average common and common
  equivalent shares outstanding                 5,837,216                                4,250,000 (4)    10,087,216
                                               ==========                                                ===========


                 See accompanying notes to unaudited pro forma condensed statements of operations.


SPORTS-TECH, Inc., Alliance Media Corporate and Stephen Dunn & Associates, Inc.
       Unaudited Pro Forma Condensed Combined Statements of Operations
                  For The Twelve Months Ended June 30, 1994


                                                                   Historical                          Pro Forma
                                                    ----------------------------------------   ---------------------------
                                                                   Alliance     Stephen Dunn
                                                    SPORTS-TECH,     Media      & Associates,
                                                       Inc.       Corporation       Inc.       Adjustments      Combined
                                                    -----------   -----------    -----------   -----------     -----------
Net sales                                                                        $12,684,234                   $12,684,234

Cost and expenses:
  Cost of sales                                                                    8,732,358                     8,732,358
  Selling, general and administrative               $   784,111     $ 33,227       2,994,447    $(216,878)(1)    3,594,907
  Related party charges                                  21,000                                                     21,000
  Depreciation                                           39,306                      154,522                       193,828
  Amortization                                                                                    360,862 (2)      360,862
                                                    -----------     --------     -----------    ---------      -----------
    Total costs and expenses                            844,417       33,227      11,881,327      143,984       12,902,955

Income (loss) from operations                          (844,417)     (33,227)        802,907     (143,984)        (218,721)

Other income (expense)
  Interest income                                                                      4,739                         4,739
  Interest expense                                       (7,165)                     (53,256)    (354,375)(3)     (414.796)
  Gains from sales of securities                        937,365                                                    937,365
  Dividend income                                         7,237                                                      7,237
  Other, net                                            (19,813)                                                   (19,813)
                                                    -----------     --------     -----------    ---------      -----------
    Total other income (expense)                        917,624            -         (48,517)    (354,375)         514,732

Income (loss) from continuing operations before
  discontinued operations and income taxes               73,207      (33,227)        754,390     (498,359)         296,011

Provision (credit) for federal income tax
  on continuing operations                              (13,600)                      44,579       23,143 (4)       54,122
                                                    -----------     --------     -----------    ---------      -----------

Income (loss) from continuing operations
  before discontinued operations                    $    86,807     $(33,227)    $   709,811    $(521,502)     $   241,889
                                                    ===========     ========     ===========    =========      ===========

Loss per share:
  From continuing operations                             $(0.01)                                                    $(0.02)
                                                         ------                                                     ------

Weighted average common and common
  equivalent shares outstanding                       5,874,988                                 4,250,000 (5)   10,124,988
                                                    ===========                                 =========      ===========


               See accompanying notes to unaudited pro forma condensed combined statements of operations.


 SPORTS-TECH, Inc., Alliance Media Corporation and Stephen Dunn & Associates,
                                     Inc.
                Notes To Unaudited Pro Forma Condensed Combined
                            Statements of Operations





         The unaudited pro forma condensed combined statements of operations combine the results of operations of SPORTS-TECH for its fiscal year ended June 30, 1994 with the results of operations of SD&A for the twelve months then ended and the results of operations of Alliance from inception (January 1, 1994) to June 30,1994; and the results of operations of SPORTS-TECH for the nine months ended March 31, 1995 with the results of operations of SDA and Alliance for the nine month period then ended. The revenues and results of operations of the acquired businesses included in the summary are not considered by management to be indicative of the anticipated results of the business for periods subsequent to the acquisitions by the Company, nor are they considered to be indicative of the results of operations which might have been attained for the periods presented.


         The pro forma purchase accounting adjustments reflect the effect on the combined results for the respective periods as if the merger had taken place at the beginning of such periods. The adjustments are summarized as follows:


         1. Includes salary adjustments to reflect Stephen Dunn employment contract; $156,796 reduction for the nine months ended March 31, 1995 from $325,546 historical to $168,750 per employment agreement and $216,878 for the twelve months ended June 30, 1994 from $441,878 historical to $225,000 per the employment agreement.



         2. Reflects amortization of $7.2 million in excess of cost over the fair value of the net assets acquired, including a $1,000,000 covenant not to compete. The covenant in amortized over its five year duration and the remainder over its expected period of benefit of forty years.



         3. Reflects interest expense at the rate of 9% on acquisition debt of $4.5 million; principal payments of $375,000 per quarter in the first year.



         4. Reflects federal alternative minimum taxes. SD&A had elected to be taxed, under the provisions of Subchapter S of the Internal Revenue Code and as a result SD&A's federal taxable income or loss and tax credits were passed through to the individual shareholder. For the purpose of presenting the pro forma combined statements of operations, it is presumed that SD&A is subject to federal income taxes. Since SPORTS-TECH had sufficient net operating loss carryforwards to offset the combined taxable for the periods presented, the federal tax provision adjustment is limited to federal taxes that would be due under the Alternative Minimum Tax regulations.



         5. Pro forma primary and fully diluted earnings per share include the effect of issuance of 4,250,000 shares in connection with the merger.